EXHIBIT 5.1

OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP

[Vorys, Sater, Seymour and Pease LLP letterhead]

August 4, 2008

M/I Homes, Inc.
3 Easton Oval, Suite 500
Columbus, Ohio 43219

Re: $250,000,000 Aggregate Offering Price of Securities of M/I Homes, Inc.

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 (the “Registration Statement”) being filed by M/I Homes, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of up to $250,000,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of (i) debt securities, which may be either senior debt securities or subordinated debt securities (collectively, the “Debt Securities”), (ii) preferred shares, par value $.01 per share (the “Preferred Shares”), (iii) Preferred Shares represented by depositary shares (the “Depositary Shares”), (iv) common shares, par value $.01 per share (the “Common Shares”), or (v) warrants to purchase Debt Securities, Preferred Shares, Depositary Shares or Common Shares (collectively, the “Warrants”). The Debt Securities, Preferred Shares, Depositary Shares, Common Shares and Warrants are collectively referred to as the “Securities.” The Registration Statement provides that Debt Securities and Preferred Shares (including Preferred Shares represented by Depositary Shares) may be convertible into Common Shares or other securities of the Company.

The Debt Securities will be issued pursuant to one or more indentures, the forms of which are attached as exhibits to the Registration Statement, by and between the Company and a trustee to be identified and qualified at a later date (the “Trustee”), as the same may be amended or supplemented from time to time (each, an “Indenture”). The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), by and between the Company and a financial institution to be identified therein as the depositary (each, a “Depositary”). The Company may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional interest of a share of Preferred Shares represented by Depositary Shares. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), by and among the Company and a financial institution to be identified therein as warrant agent (each, a “Warrant Agent”).

In our capacity as your counsel in connection with the registration of the Securities, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

As such counsel, we have examined such matters of fact and questions of law we considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the General Corporation Law of the State of Ohio, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Ohio, any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) When a Trustee has been selected and qualified under the Trust Indenture Act of 1939, as amended, and has duly executed the applicable Indenture, when the specific terms of a particular Debt Security have been duly established in accordance with an Indenture and applicable law, and when any such Debt Security has been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Security will constitute a valid and binding obligation of the Company.

(2) The Company has the authority pursuant to its Amended and Restated Articles of Incorporation, as amended (the “Articles”), to issue up to 2,000,000 Preferred Shares, of which 6,000 Preferred Shares have been previously designated as 9.75% Series A Preferred Shares. When a new series of Preferred Shares has been duly established in accordance with the terms of the Company’s Articles and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of such series in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of such series of Preferred Shares will be validly issued, fully paid and nonassessable.

(3) When the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with a Deposit Agreement and applicable law, and when the Depositary Receipts in the form contemplated and authorized by the Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and when all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Shares has been taken and the Company has received legal consideration in excess of the par value of the underlying Preferred Shares for the issuance thereof, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

(4) The Company has authority pursuant to its Articles to issue up to 40,000,000 Common Shares. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such Common Shares will be validly issued, fully paid and nonassessable.

(5) When the specific terms of a particular issuance of Warrants have been duly established in accordance with a Warrant Agreement and applicable law, duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

The opinions set forth in paragraphs (1) and (5) above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in Section 515 of the Indenture or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

To the extent that the obligations of the Company under each Indenture may be dependent upon such matters, we assume for purposes of this opinion that each Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that each Indenture has been duly authorized and will be duly executed and delivered by the applicable Trustee and will constitute the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that each Trustee will be in compliance at all applicable times, generally and with respect to acting as a Trustee under the applicable Indenture, with all applicable laws and regulations; and that each Trustee will have the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

To the extent that the obligations of the Company under each Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary will be duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized and will be duly executed and delivered by the Depositary and will constitute the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary will be in compliance at all applicable times, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary will have the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized and will be executed and delivered by the Warrant Agent and constitute the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance at all applicable times, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

In rendering the foregoing opinions, we have assumed that:  (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors (or a duly authorized committee thereof), the Company’s Articles and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities, including Common Shares or Preferred Shares issuable upon conversion, exchange, or exercise of any other Security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been duly adopted by the Company’s Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion into any registration statement of the Company filed pursuant to Rule 462(b) of the Securities Act in relation to the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP